                                                                     EXHIBIT 2.5

================================================================================

                    STOCK CONTRIBUTION AND EXCHANGE AGREEMENT

                                      among

                          MEDSOURCE TECHNOLOGIES, INC.,

                           MEDSOURCE TECHNOLOGIES, LLC
                                as the Transferee

                                       and

           Peter J. Neidecker, Peter J. Neidecker Limited Partnership,
                      Peter C. Neidecker Irrevocable Trust,
                      Sally N. Morris and Sylvia N. Coors,
                               as the Transferors

                  with respect to the contribution and exchange
                         of all of the capital stock of

                        NATIONAL WIRE AND STAMPING, INC.

                              Dated March 22, 1999

================================================================================

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
Contribution and Exchange of Shares.......................................................................1
                  Contribution and Exchange ..............................................................1
                  -------------------------
                  Consideration ..........................................................................1
                  -------------
                  Payment ................................................................................2
                  -------
The Closing...............................................................................................2
-----------
Representations and Warranties of the Transferors.........................................................2
                  Organization ...........................................................................2
                  ------------
                  Capitalization .........................................................................2
                  --------------
                  Authorization; Validity of Agreement ...................................................3
                  ------------------------------------
                  No Violations; Consents and Approvals ..................................................3
                  -------------------------------------
                  Financial Statements ...................................................................4
                  --------------------
                  No Material Adverse Change .............................................................5
                  --------------------------
                  No Undisclosed Liabilities .............................................................5
                  --------------------------
                  Litigation; Compliance with Law; Licenses and Permits ..................................5
                  -----------------------------------------------------
                  Employee Benefit Plans; ERISA ..........................................................6
                  -----------------------------
                  Real Property ..........................................................................7
                  -------------
                  Intellectual Property; Computer Software ...............................................9
                  ----------------------------------------
                  Tangible Personal Property; Capital Budget ............................................10
                  ------------------------------------------
                  Material Contracts ....................................................................10
                  ------------------
                  Taxes .................................................................................11
                  -----
                  Affiliated Party Transactions .........................................................14
                  -----------------------------
                  Environmental Matters .................................................................15
                  ---------------------
                  No Brokers ............................................................................17
                  ----------
                  Receivables ...........................................................................17
                  -----------
                  Inventories ...........................................................................17
                  -----------
                  Product Claims ........................................................................17
                  --------------
                  Warranties and Returns ................................................................17
                  ----------------------
                  Assets Utilized in the Business .......................................................18
                  -------------------------------
                  Insurance .............................................................................18
                  ---------
                  Delivery of Documents; Corporate Records ..............................................18
                  ----------------------------------------
                  Customers, Suppliers and Distributors .................................................18
                  -------------------------------------
                  Labor Matters .........................................................................18
                  -------------
                  Bank Accounts .........................................................................19
                  -------------
                  Directors, Officers and Certain Employees .............................................19
                  -----------------------------------------
                  Year 2000 .............................................................................19
                  ---------
                  No Misstatements or Omissions .........................................................19
                  -----------------------------
                  Investment Undertaking ................................................................19
                  ----------------------
Representations and Warranties of MedSource and the Transferee...........................................20
                  Organization ..........................................................................20
                  ------------
                  Authorization; Validity of Agreement ..................................................20
                  ------------------------------------
                  No Violations; Consents and Approvals .................................................21
                  -------------------------------------
                  Litigation ............................................................................21
                  ----------

                  Shares of Common Stock ................................................................21
                  ----------------------
                  Capitalization ........................................................................22
                  --------------
                  Material Contracts ....................................................................22
                  ------------------
                  Confidential Memorandum and Due Diligence .............................................22
                  -----------------------------------------
                  No Misstatements or Omissions .........................................................22
                  -----------------------------
                  Certain Tax Matters ...................................................................22
                  -------------------
Other Agreements of the Parties..........................................................................23
                  Conduct of Business ...................................................................22
                  -------------------
                  Access and Information ................................................................25
                  ----------------------
                  Tax Returns; Taxes ....................................................................25
                  ------------------
                  Notice of Developments ................................................................26
                  ----------------------
                  Non-Disclosure of Confidential Information ............................................26
                  ------------------------------------------
                  No Solicitation of Employees, Suppliers or Customers ..................................27
                  ----------------------------------------------------
                  Non-Competition .......................................................................27
                  ---------------
                  Public Statements .....................................................................28
                  -----------------
                  Other Actions .........................................................................28
                  -------------
                  Cooperation on Taxes ..................................................................28
                  --------------------
                  Consents ..............................................................................28
                  --------
                  Employment Agreements .................................................................28
                  ---------------------
                  Stockholders Agreement and Registration Rights Agreement ..............................29
                  --------------------------------------------------------
                  Exclusivity ...........................................................................29
                  -----------
                  Equipment, Intellectual Property and Other Assets .....................................29
                  -------------------------------------------------
                  Reserved ..............................................................................29
                  --------
                  Repayment of Certain Obligations to the Company .......................................29
                  -----------------------------------------------
                  Transfer of Interests in Real Property ................................................29
                  --------------------------------------
                  Financial Advisor .....................................................................30
                  -----------------
                  Termination of Executive Deferred Compensation Plans ..................................30
                  ----------------------------------------------------
                  Confidential Information ..............................................................31
                  ------------------------
                  Real Property .........................................................................31
                  -------------
                  Termination of Security Interest ......................................................31
                  --------------------------------
                  Certificate of Designation ............................................................31
                  --------------------------
                  Renovation ............................................................................31
                  ----------
                  Resignations ..........................................................................31
                  ------------
                  Life Insurance Policy .................................................................31
                  ---------------------
Conditions Precedent to the Closing......................................................................31
                  Conditions Precedent to MedSource's and the Transferee's
                  --------------------------------------------------------
                  Obligations to Close ..................................................................31
                  --------------------
                  Conditions Precedent to the Transferors' Obligations to Close .........................33
                  -------------------------------------------------------------
Documents to be Delivered at the Closing.................................................................35
                  Deliveries of the Transferors .........................................................35
                  -----------------------------
                  Deliveries of the Transferee ..........................................................36
                  ----------------------------
Termination............................................................................................. 37
Survival of Representations and Warranties.............................................................. 38
                  Survival of Representations and Warranties of the Transferors .........................38
                  -------------------------------------------------------------

                  Survival of Representations and Warranties of MedSource
                  -------------------------------------------------------
                  and the Transferee ....................................................................38
                  ------------------
Indemnification......................................................................................... 38
                  Indemnification by the Transferors ....................................................39
                  ----------------------------------
                  Indemnification by MedSource and the Transferee .......................................39
                  -----------------------------------------------
                  Indemnification Procedures ............................................................40
                  --------------------------
                  Limitations on Indemnification by the Transferors .....................................41
                  -------------------------------------------------
                  Limitations on Indemnification by MedSource and the Transferee ........................42
                  --------------------------------------------------------------
                  Right to Set-Off ......................................................................42
                  ----------------
Miscellaneous........................................................................................... 43
                  Transaction Fees and Expenses .........................................................43
                  -----------------------------
                  Notices ...............................................................................43
                  -------
                  Amendment .............................................................................44
                  ---------
                  Waiver ................................................................................44
                  ------
                  Governing Law .........................................................................44
                  -------------
                  Jurisdiction ..........................................................................44
                  ------------
                  Remedies ..............................................................................44
                  --------
                  Severability ..........................................................................44
                  ------------
                  Further Assurances ....................................................................45
                  ------------------
                  Assignment ............................................................................45
                  ----------
                  Binding Effect ........................................................................45
                  --------------
                  No Third Party Beneficiaries ..........................................................45
                  ----------------------------
                  Entire Agreement ......................................................................45
                  ----------------
                  Headings ..............................................................................45
                  --------
                  Counterparts ..........................................................................45
                  ------------

                                    Schedules
                                    ---------

Schedule 1.1         Contribution and Exchange of Shares
Schedule 3.4(b)      Consents and Approvals
Schedule 3.4(d)      Certain Licenses
Schedule 3.5(a)      Financial Statements
Schedule 3.5(b)      Financial Statements
Schedule 3.6         Material Adverse Changes
Schedule 3.8(a)      Litigation, etc.
Schedule 3.9(a)      Employee Benefit Plans
Schedule 3.10(a)     Real Estate Purchase Terms
Schedule 3.10(b)     Leases
Schedule 3.10(c)     Lender Interests
Schedule 3.10(e)     Renovation
Schedule 3.11(a)     Intellectual Property
Schedule 3.11(b)     Licenses
Schedule 3.12(a)     Title to Tangible Personal Property
Schedule 3.12(b)     Tangible Personal Property
Schedule 3.12(c)     Capital Budget
Schedule 3.13        Material Contracts
Schedule 3.14(a)     Taxes
Schedule 3.14(a)(v)  Tax Audits
Schedule 3.14(b)     Tax Returns
Schedule 3.14(c)     Jurisdictions
Schedule 3.15        Affiliated Party Transactions
Schedule 3.16        Environmental Matters
Schedule 3.17        Brokers
Schedule 3.20        Product Liability
Schedule 3.21        Warranties and Returns
Schedule 3.23        Insurance
Schedule 3.25        Customers; Suppliers and Distributors
Schedule 3.27        Bank Accounts
Schedule 3.28        Directors, Officers, Certain Employees
Schedule 5.1(b)      Stock Issuances
Schedule 5.1(c)      Payments to Officers
Schedule 5.1(m)      Capital Expenditures
Schedule 5.1(n)      Amendments, Waivers, etc.
Schedule 5.12        Key Employees
Schedule 5.18        Persons to Sign SNDA Agreements
Schedule 5.20        Executive Deferred Compensation Plans
Schedule 5.21        Confidential Information Letter Agreement
Schedule 6.2(j)      Platform Companies

                                    Exhibits
                                    --------

Exhibit 1.2          Form of Certificate of Designation
Exhibit 4.1          Form of MedSource's Certificate of Incorporation and Bylaws
Exhibit 5.12A        Form of Peter J. Neidecker Employment Agreement
Exhibit 5.12B        Form of Robert Brown Employment Agreement
Exhibit 5.12C        Form of James Chambers Employment Agreement
Exhibit 5.12D        Form of Thomas Richey Employment Agreement
Exhibit 5.12E        Form of Linda Meadows-Burkey Employment Agreement
Exhibit 5.12F        Form of Peter C. Neidecker Non-competition Agreement
Exhibit 5.13A        Form of Stockholders Agreement
Exhibit 5.13B        Form of Registration Rights Agreement
Exhibit 5.18A        Forms of Terminations of Leases
Exhibit 5.18B        Forms of New Leases
Exhibit 5.18C        Form of Landlord-Lender Agreements
Exhibit 5.20         Forms of Plan Termination Agreements
Exhibit 6.1(i)       Form of Opinion of Counsel for the Transferors
Exhibit 6.2(e)       Form of Opinion of Counsel for the Transferee

                    STOCK CONTRIBUTION AND EXCHANGE AGREEMENT

                              Dated March 22, 1999
                              --------------------

          The parties to this agreement are MedSource Technologies, Inc., a Delaware corporation ("MedSource"), MedSource Technologies, LLC, a Delaware limited liability company whose sole member is MedSource (the "Transferee"), and Peter J. Neidecker, Peter J. Neidecker Limited Partnership, a Colorado limited partnership (the "Partnership"), Peter C. Neidecker Irrevocable Trust, a trust formed under the laws of Colorado (the "Trust"), Sally N. Morris and Sylvia N. Coors, (collectively, the "Transferors" and individually, a "Transferor").

                              W I T N E S S E T H:
                              -------------------

          The Transferors collectively own all of the outstanding capital stock of National Wire and Stamping, Inc., a Colorado corporation (the "Company").

          The Transferee, a newly-formed Delaware limited liability company, is entering into this Agreement in connection with and as part of an overall agreement with the Transferors whereby the Transferee is, or will be, concurrently or substantially concurrent with the closing hereunder, acquiring all of the capital stock of the Company for cash and shares of preferred stock of the Transferee in transactions intended to qualify as transfers to a controlled corporation under Section 351 of the Internal Revenue Code of 1986 (the "Code").

          In accordance with the foregoing, the Transferee desires to acquire from the Transferors, and the Transferors desire to transfer to the Transferee, all of the outstanding shares of capital stock of the Company upon and subject to the terms and conditions set forth below.

          It is therefore agreed as follows:

1. Contribution and Exchange of Shares.

     1.1 Contribution and Exchange. Subject to the terms and conditions of this
         -------------------------
Agreement, at the Closing referred to in section 2, each of the Transferors shall contribute, exchange, convey, assign, transfer and deliver to the Transferee all of the shares of common stock of the Company owned by such Transferor (collectively, the "Shares"), which are described on Schedule 1.1 opposite the name of each of the Transferors, free and clear of all claims, charges, liens, security interests, mortgages, pledges, options, rights of use or other encumbrances of any nature whatsoever (collectively, "Liens"), and the Transferee shall exchange for, acquire and accept the Shares from the Transferors. The Shares shall constitute all of the issued and outstanding shares of capital stock of the Company.

     1.2 Consideration. Subject to the terms and conditions of this Agreement,
         -------------
in consideration of the contribution, exchange, conveyance, assignment, transfer and delivery of the Shares, at the Closing the Transferee shall pay to the Transferors (i) $4,938,900 (the "Cash Portion of the Consideration"), which amount shall be paid by delivery of bank or cashier's checks or by wire transfer of immediately available funds to an account or accounts designated in writing by the Transferors, and (ii) 9,170 shares of MedSource's Series A Preferred Stock having the terms set forth on the Certificate of Designation included as Exhibit 1.2 to this Agreement (the "Preferred Stock"). All cash payments by the Transferee and deliveries of Preferred Stock to the Transferors pursuant to this section 1.2 shall be allocated among the Transferors as set forth on Schedule 1.1.

     1.3 Payment. On the Closing Date (as defined in section 2), the Transferee
         -------
shall deliver to the Transferors (i) the Cash Portion of the Consideration, less any amounts deducted pursuant to section 5.15 and 5.20, if any, and (ii) the Preferred Stock.

2. The Closing. The sale and transfer of the Shares by the Transferors to the
   -----------
Transferee (the "Closing") shall take place at the offices of the Transferee's counsel, in New York, New York at 10:00 a.m., local time, as soon as practicable after the conditions to close set forth in section 6 have been satisfied or waived which is anticipated to be on or before April 15, 1999 or at such other date, time or place as may be agreed to in writing by the Transferee and the holders of a majority of the Shares (the "Closing Date"). The Closing shall be deemed to be effective at 12:01 a.m. on the Closing Date.

3. Representations and Warranties of the Transferors.

     The Transferors jointly and severally represent and warrant to MedSource and the Transferee as follows:

     3.1 Organization.
         ------------

          (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. The Transferors have delivered to the Transferee true, correct and complete copies of the Company's articles of incorporation and bylaws, as currently in effect.

          (2) The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of Colorado. Peter J. Neidecker is the duly authorized and acting general partner of the Partnership.

          (3) The Trust is a duly organized and validly existing trust under the laws of Colorado. Peter J. Neidecker is the duly authorized and acting sole trustee under the Trust.

     3.2 Capitalization.
         --------------

          (1) The authorized capital stock of the Company consists of 200,000 shares of Common Stock, par value $0.8635 per share. The Shares are the only shares of capital stock of the Company that are issued and outstanding, and all of the Shares are owned of record and beneficially by the Transferors, free and clear of all Liens. All of the Shares are duly authorized, validly issued, fully paid and nonassessable. Upon the Closing hereunder, the Transferee will receive good and marketable title to the Shares, free and clear of all Liens. There are no (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of the Transferors to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity interest of the Company or (iii) voting trusts, proxies or similar agreements to which the Company or any of the Transferors is a party with respect to the voting of the capital stock of the Company.

          (2) The Company does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity (collectively, an "Entity") and the Company has not during at least the last ten years owned any such shares or other interests in any Entity.

     3.3 Authorization; Validity of Agreement. Each of the Transferors has the
         ------------------------------------
requisite capacity, power and authority to execute, deliver and perform this Agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered pursuant to this Agreement, including but not limited to, any item referred to in section 7 (collectively, with this Agreement, the "Transaction Documents") to which it is a party and to assume and perform his or her obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents has been, or (to the extent such Transaction Document is to be first delivered at the Closing pursuant to section 7) as of the Closing Date will be, duly executed, authorized and delivered by each of the Transferors party thereto and, assuming authorization, execution and delivery of this Agreement by the Transferee, is a valid and binding obligation of each of the Transferors, as the case may be, enforceable against each of the Transferors, as the case may be, in accordance with their respective terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     3.4 No Violations; Consents and Approvals.
         -------------------------------------

          (1) Except as set forth in Schedule 3.4(b), the execution, delivery and performance of each of this Agreement and the other Transaction Documents by each of the Transferors parties thereto do not, and the consummation by each of the Transferors of the transactions contemplated hereby and thereby will not,
(i) violate any provision of the articles of incorporation or bylaws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, contract, undertaking, understanding, covenant, agreement or other instrument or document (collectively, a "Contract") to which any of the Transferors or the Company is a party or by which any of the properties or assets of the Transferors or the Company may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to any of the Transferors or the Company or any of their respective properties or assets in any material respect.

          (2) Except as set forth on Schedule 3.4(b), no prior or subsequent filing or registration with, notification to, or authorization, consent or approval of, any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch, legislative or executive agency or department or other regulatory service, authority or agency, including but not limited to the United States Food and Drug Administration (the "FDA"), the United States Health Care Financing Administration ("HCFA") and any foreign, state or local agency with authority or responsibility similar to the FDA or HCFA (a "Governmental Entity") is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents by the Transferors or the consummation by the Transferors of the transactions contemplated hereby and thereby.

          (3) Except as set forth on Schedule 3.4(b), no prior or subsequent filing or consent, approval, order, authorization, notification to, notice to, estoppel certificate, registration, ratification, declaration, waiver, exemption or variance (collectively, together with the filings, registrations, notifications, authorizations, consents and approvals of Governmental Entities set forth in section 3.4(b), "Consents") of any individual or Entity (a "Person") is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which any Transferor is a party or the consummation by any Transferor of the transactions contemplated hereby and thereby.

          (4) Schedule 3.4(d) sets forth a list of all licenses, permits, filings, qualifications, registrations, franchises, certifications, authorizations and similar credentials and documents from any Governmental Entity or any private licensing or certifying organization (collectively, "Licenses") that the Company now holds, or at any time since December 31, 1995 held, in connection with its business, including but not limited to any Licenses from the FDA with respect to the qualification of the Company's facilities under "good manufacturing practices" requirements and any Licenses pertaining to ISO 9000 or ISO 9002 certification. The Company makes no representation as to the transferability of any of its Licenses. However, no License is at risk of being forfeited, canceled or not renewed and no fact or circumstance relating to the Company's business activities, personnel, products or facilities would cause any License to be forfeited, canceled or not renewed. Except as set forth on
Schedule 3.4(d), since December 31, 1995, neither the FDA nor any similar Governmental Agency has issued any "483 reports" or similar reports, findings or citations and there are no outstanding matters with respect to any such "483 reports" or similar reports, findings or citations.

     3.5 Financial Statements. Attached to Schedule 3.5(a) are the balance sheet
         --------------------
of the Company as of September 26, 1998 (the "Third Quarter Balance Sheet"), together with the related statements of income for the nine-month period then ended, the balance sheets of the

Company as of December 30, 1995, December 28, 1996 and December 27, 1997, together with the related statements of income (including the related notes) for the three fiscal years then ended, and the balance sheet of the Company as of December 31, 1998, together with the related statements of income (including related notes) for the period from January 1, 1998 through December 31, 1998 (all of the foregoing, the "Financial Statements"). The Financial Statements, other than the Third Quarter Balance Sheet and the related statements of income and cash flows, have been reviewed by Wenner, Silvestain and Company and the reports of that firm are attached hereto as Schedule 3.5(a). That firm is and has been the Company's only independent accountants for the periods covered by the Financial Statements. The Financial Statements have been derived from, and agree with, the books and records of the Company and fairly present the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the respective periods set forth therein. The Financial Statements have been prepared in accordance with GAAP (except as expressly set forth as such thereon or in the notes thereto) as of the dates and for the periods involved, subject, in the case of the Third Quarter Balance Sheet and the related statements of income for the interim period, to normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, will be material).

     3.6 No Material Adverse Change. Except as set forth in Schedule 3.6, since
         --------------------------
the date of the Third Quarter Balance Sheet (i) no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company ("Material Adverse Effect"); and (ii) the Company has not taken, nor has any Transferor permitted to be taken, any action that if taken or permitted to be taken after the date hereof would constitute a violation or breach of or would otherwise be inconsistent with any of the provisions set forth in section 5.1(a) through (p).

     3.7 No Undisclosed Liabilities.
         --------------------------

          (1) The Company does not have, and as of the Closing will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against in the balance sheets referred to in section 3.5; or (ii) were incurred since December 31, 1998 in the ordinary course of business, none of which, individually or in the aggregate, is material to the Company's business, operations, condition or prospects.

          (2) The accounts payable of the Company set forth in the balance sheets referred to in section 3.5 or arising subsequent thereto are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable as at the Closing Date, in accordance with the respective invoices relating thereto.

     3.8 Litigation; Compliance with Law; Licenses and Permits.
         -----------------------------------------------------

          (1) Except as set forth in Schedule 3.8(a), there is no claim, suit, action or proceeding ("Proceeding") pending, nor, to the best knowledge of each of the Transferors, is there any investigation or Proceeding threatened, that involves or affects the Company, by or before any Governmental Entity, court, arbitration panel or any other Person.

          (2) The Company has, and on the Closing Date will have, complied in all material respects with all applicable foreign, provincial, United States federal, state, county, municipal or other local criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees, injunctions or agreements of any Governmental Entity, including, without limitation, the United Stated Food and Drug Administration (collectively, "Laws"), including but not limited to Laws relating to zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, treatment, storage or disposal of Hazardous Substance (as defined in section 3.16), consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes. Since January 1, 1996, the Company has not received any notice of any violation of any Law.

          (3) The Company has every license, permit, certification, qualification or franchise issued by any Governmental Entity (each, a "License") and every approval, authorization, waiver, variance, exemption, consent or ratification by or on behalf of any Person that is not a party to this Agreement (each, a "Permit") required for it to conduct its business as presently conducted. All such Licenses and Permits are in full force and effect and neither the Company nor any of the Transferors has received notice of any pending cancellation or suspension of any thereof nor, to the best knowledge of each of the Transferors, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

     3.9 Employee Benefit Plans; ERISA.
         -----------------------------

          (1) Schedule 3.9(a) lists each "employee benefit plan" (as defined in section 3(3) of ERISA), and all other material employee benefit (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in-control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Company or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974 ("ERISA"), for the benefit of any employee or former employee of the Company (the "Plans"). The Transferors have heretofore delivered to the Transferee true, correct and complete copies of each of the Plans, including all amendments to date. Schedule 3.9(a) includes a brief description of the material terms of each Plan providing for deferred compensation to Peter Neidecker, Robert Brown, James Chambers, Tom Richey, Jean Okerman and Linda Meadows-Burkey (collectively, the "Executive Deferred Compensation Plans").

          (2) Each of the Plans that is subject to ERISA complies with ERISA in all material respects and the applicable provisions of the Code and has been administered in accordance with ERISA and, where applicable, the Code. Each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a timely determination letter from the Internal Revenue Service that it is so qualified and no Transferor knows of any facts or circumstances that would materially adversely affect such qualification. None of the Plans is subject to Title IV of ERISA. There are no pending or, to the best knowledge of each of the Transferors, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, on behalf of or against any of the Plans or any trusts related thereto.

          (3) No Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees or former employees of the Company beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

          (4) With respect to each Plan, neither the Company, any Transferor nor any ERISA Affiliate of any of them has engaged in a "prohibited transaction" (as such term is defined in Section 4975 or Section 406 of ERISA) that would subject the Company or the Transferee to any taxes, penalties or other liabilities resulting from prohibited transactions under Section 4975 of the Code or Section 409 or 502(i) of ERISA.

          (5) The Company has complied with the notice and continuation of coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each plan that is, or was during any taxable year of the Company for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 4980B(g) of ERISA.

          (6) No Plan has incurred an "Accumulated Funding Deficiency" (as defined in Section 302(a) of ERISA or Section 412(a) of the Code), whether or not waived.

          (7) Neither the Company nor any ERISA Affiliate has incurred or would incur a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from any Plan that has resulted or would result in a withdrawal liability of the Company or any ERISA Affiliate under such Plan.

     3.10 Real Property.
          -------------

          (1) Except for the Company's ownership interest in the building and land at 2801 South Vallejo Street, Englewood, Colorado (the "Location"), which interest shall be sold by the Company prior to the Closing in accordance with the terms set forth in Schedule 3.10(a), the Company owns no real property.

          (2) Schedule 3.10(b) sets forth a list and description of all real property leases and subleases under which the Company is tenant or subtenant (the "Leases"), including the date of the Lease, the premises demised thereunder, the name of the lessee and lessor, the commencement date and expiration date of the Lease and the annual rent payable by the lessee under the Lease. As used herein, the term "Leased Real Property" shall mean the real property demised by the Leases and to be demised by the New Leases.

          (3) The Transferors have heretofore delivered to the Transferee true, correct and complete copies of the Leases. Each of the Leases is in full force and effect and is enforceable in accordance with its terms. The Company is in possession of and quietly enjoys the Leased Real Property applicable to it and the Company has a valid and enforceable leasehold interest, subject to no Liens, except for the security interest expressly described in Schedule 3.10(c), which security interest shall be terminated prior to the Closing as provided in section 5.23, and such immaterial easements and rights-of-way, none of which interferes with the operation of the business. To the best knowledge of each of the Transferors, no event has occurred or failed to occur that, with the giving of notice or the passage of time or both, would constitute a default under any Lease. Except as set forth in Schedule 3.10(c), the Company has not entered into any assignment of any Lease, sublease of all or any portion of any Leased Real Property and no person has any right to occupy the Leased Real Property other than the Company.

          (4) With respect to the Leased Real Property (i) there is a right of ingress and egress to public thoroughfares to and from the Leased Real Property,
(ii) the Leased Real Property has adequate water supply and sewer service for the present use thereof and all sewer service and water supply facilities required for the present use of the Leased Real Property are properly and fully installed and operating, and (iii) all curb cut and street opening permits or licenses required for vehicular access to and from any part of the Leased Real Property to any adjoining public street have been obtained and, if required, paid for by the Company and are in full force and effect. The Transferors have heretofore delivered to the Transferee true, correct and complete copies of any certificate or certificates of operation for any incinerator, boiler or other burning equipment on the Leased Real Property.

          (5) All licenses, permits and certificates of occupancy (the "Approvals"), in connection with the construction, use, occupancy and maintenance of any Leased Real Property are in full force and effect in accordance with the respective terms thereof, and none of the Approvals has been amended, assigned, pledged or otherwise transferred. There is no alteration, improvement or change in use of any building or other improvement located on the Leased Real Property that would require any new Approvals or amendment of an existing Approval. The condition and use of the Leased Real Property conforms to each Approval. The Company is in compliance in all material respects with all Laws including, without limitation, those relating to zoning, building and land use restrictions that are applicable to any portion of the Leased Real Property or any buildings, plants or improvements owned by the Company. Notwithstanding the foregoing, the Company is currently in the process of renovating (the "Renovation") the building at the Location. Set forth in Schedule 3.10(e) is a true and complete set of the plans, specifications and itemized costs for the Renovation and the projected timetable for completion thereof.

          (6) The Leased Real Property including, without limitation, all building systems and equipment, all structural components, the roof, the basement, all plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, and all sewer, waste water, paving and parking equipment, systems and facilities, are fully installed and, as applicable, operating, in good condition and repair and adequate for the conduct of the business of the Company as presently conducted, and there are no material defects in the same that would hinder or impair the business and operations of the Company. The electricity service and all other public or private utilities ("Utilities") serving the Leased Real Property are fully installed and operating, adequate for the conduct of the business of the Company as presently conducted, and enter the Leased Real Property through adjoining public streets or through valid easements across adjoining private lands, and all installation, connection and capital recovery charges in connection with the Utilities have been paid in full.

          (7) To the best knowledge of each of the Transferors, there is no pending, proposed, contemplated or anticipated (i) annexation, condemnation, eminent domain or similar proceeding affecting, or that may affect, all or any portion of the Leased Real Property, (ii) proceeding to change or redefine the zoning classification of all or any portion of the Leased Real Property, (iii) imposition of any special or other assessments for public betterments or otherwise, (iv) special assessments affecting the Leased Real Property or any portion thereof that are or would be payable by the Company and could result in a Lien against any of the Leased Real Property, (v) change in any applicable Laws relating to the use, occupation or operation of the Leased Real Property, or (vi) tax certiorari proceeding with respect to any Leased Real Property.

          (8) Neither the Company nor any Transferor has received notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any work or alteration in respect of any of the Leased Real Property, and, to the best knowledge of each of the Transferors, there are no outstanding requirements or recommendations from any of the foregoing.

          (9) There has been no damage to any portion of the Leased Real Property within the last 24 months caused by fire or other casualty that has not been repaired.

     3.11 Intellectual Property; Computer Software.
          ----------------------------------------

          (1) Schedule 3.11(a) lists all Intellectual Property including, without limitation, trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, copyrights, copyright registrations, patents, proprietary information, inventions and all applications therefor that are owned by the Company or any other Person and used by the Company in the operations of its business (the "Intellectual Property"), and there are no pending or threatened claims by any Person relating to the Company's use of any Intellectual Property. Except as set forth in Schedule 3.11(a), the Company has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens) the Intellectual Property as are necessary to permit the Company to conduct its business and the Company is not obligated to pay any royalty or similar fee to any Person in connection with the Company's use or license of any of the Intellectual Property.

          (2) Except as set forth on Schedule 3.11(b), the Company has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), the computer software programs including, without limitation, application software that are used by the Company and that are material to the conduct of its business as currently conducted, as are necessary to permit the conduct of its business as currently conducted. None of the Company's ownership rights or rights to use any of the computer programs referred to above will be adversely affected by any of the transactions contemplated hereby.

     3.12 Tangible Personal Property; Capital Budget.
          ------------------------------------------

          (1) Except for certain tools heretofore owned by any of not more than six employees of the Company, which tools have never been owned by the Company, were acquired by such employees at their own expense, are not proprietary to the Company in any way, are widely available for purchase at retail "off the shelf," individually and in the aggregate are not material to the business of the Company and in the aggregate do not have replacement value in excess of $100,000, the Company has good, marketable and valid title to all tangible personal property used in its business or located on its premises free and clear of all Liens. Schedule 3.12(a) includes (i) an appropriately captioned, detailed list of all tangible personal property used in the Company's business or located on its premises and as to which such the Company does not have such title, and
(ii) a description of the Company's rights to such use or location, such as by License, lease or other agreement.

          (2) Except as set forth on Schedule 3.12(b), all material items of machinery, equipment, tooling and other tangible personal property owned by the Company and used in the conduct of its business (other than items of inventory) are listed in the detailed fixed assets ledger of the Company attached to
Schedule 3.12(b) (collectively, the "Personal Property"). The Personal Property conforms in all material respects to all requirements of applicable Laws. All of the items of machinery, equipment and tooling included within the Personal Property are fully operational and operating in the ordinary course of the Company's business, as applicable, are in good operating condition and in a good state of maintenance and repair, are adequate for use in the conduct of the Company's business as currently conducted and are capable of manufacturing the products of the Company's business on an efficient and profitable basis.

          (3) Schedule 3.12(c) includes a true, correct and complete capital budget for the fiscal year ending December 25, 1999. Except as set forth on
Schedule 3.12(c), no capital expenditures are contemplated by the Company.

     3.13 Material Contracts.
          ------------------

          (1) Schedule 3.13 sets forth a true, complete and correct list of every Contract that (i) provides for aggregate future payments by the Company or to the Company of more than

$25,000 and has an unexpired term exceeding six months and may not be canceled upon 60 days notice without any liability, penalty or premium (excluding purchase orders and invoices arising in the ordinary course of business); (ii) was entered into by the Company with any Transferor, or an officer, director or significant employee of the Company; (iii) is a collective bargaining or similar agreement; (iv) guarantees or indemnifies or otherwise causes the Company to be liable or otherwise responsible for the obligations or liabilities of another or provides for a charitable contribution by the Company; (v) involves an agreement with any bank, finance company or similar organization; (vi) restricts the Company from engaging in any business or activity anywhere in the world; (vii) is an employment agreement, consulting agreement or similar arrangement with any employee of the Company; (viii) involves an agreement or any other Contract providing for payments from the Company to any other Person, or by any Person to the Company, based on sales, purchases or profits, other than direct payments for goods; or (ix) any other Contract that is material to the rights, properties, assets, business or operations of the Company (the foregoing, collectively, "Material Contracts"). The Transferors have heretofore provided true, complete and correct copies of all Material Contracts to the Transferee.

          (2) Except as set forth in Schedule 3.13 or Schedule 3.4(b), (i) there is not, and to the best knowledge of each of the Transferors there has not been, claimed or alleged by any Person with respect to any Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Company or, to the best knowledge of each of the Transferors, on the part of any other party thereto and (ii) no consent, approval, authorization or waiver from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such consents and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and copies of such consents, waivers and notices have been delivered to the Transferee.

          (3) The Contracts to which the Company is a party do not involve the payment by the Company thereunder of more than $25,000 per year in the aggregate (excluding purchase orders received from customers or delivered to vendors in the ordinary course for the sale of products at standard prices, capital expenditures set forth in Schedule 3.12(c), payments in the ordinary course under Material Contracts, Leases, and the leases described in Schedule 3.12(a), all in accordance with the terms thereof, and payments of salaries and benefits to employees as described in Schedule 3.28) and are not otherwise material, individually or in the aggregate, to the Company.

     3.14 Taxes.
          -----

          (1) Except as set forth in Schedule 3.14(a):

               (1) the Company has (A) duly and timely filed or caused to be filed with the Internal Revenue Service or other applicable Governmental Entity (collectively, "Taxing Authorities") all Tax Returns (as defined below) that are required to be filed by or on behalf of the Company or that include or relate to the Company, its income, assets or business, which Tax Returns are true, correct and complete, and (B) duly and timely paid in full or caused to be paid in full all Taxes (as defined below) for which the Company is or may be liable that are due and payable on or before the date hereof and has recorded a provision on the Financial Statements and on the books and records of the Company in accordance with GAAP for the payment of all Taxes for which the Company is or may be liable that are not yet due and payable;

               (2) the Company has complied with all applicable Laws relating to the collection or withholding of Taxes, and the remittance thereof to the applicable Taxing Authorities;

               (3) no audit, examination, investigation, reassessment or other administrative or court proceeding (collectively, a "Tax Proceeding") is pending or proposed, or to the best knowledge of each of the Transferors threatened, with regard to any Tax Return referred to in clause (i) above or any Tax for which the Company is or may be liable;

               (4) there is no Lien for Taxes upon any property of the Company;

               (5) the federal income Tax Returns filed by or on behalf of the Company or that include or relate to its income, assets or business, have never been examined by the Internal Revenue Service;

               (6) (A) there is no pending request for a ruling from any Taxing Authority and (B) there is no outstanding subpoena or request for information by any Taxing Authority, with respect to any Tax for which the Company is or may be liable or with respect to the Company's income, assets or business;

               (7) neither the time to file any Tax Return nor the statute of limitations for the assessment or collection of any Tax for which the Company is or may be liable or with respect to the Company's income, assets or business has ever been extended or waived;

               (8) all Taxes asserted or proposed with respect to the Company's income, assets or business, or for which the Company is or may be liable as a result of any Tax Proceeding have been paid;

               (9) there is no closing agreement, within the meaning of Section 7121 of the Code or any analogous provision of applicable Law relating to any Tax for which the Company is or may be liable or with respect to the Company's income, assets or business;

               (10) the Company does not have, and could not reasonably be expected to have, any liability in respect of any Tax under an indemnification agreement or on a transferee liability theory, of any person or entity, and the Company is not a party to any Tax allocation or Tax sharing agreement, arrangement or understanding;

               (11) there is no power of attorney in effect relating to any Tax for which the Company is or may be liable or with respect to the Company's income, assets or business;

               (12) any adjustment related to or in connection with any Tax for which the Company is or may be liable or with respect to the Company's income, assets or business that is or was required to be reported to any Taxing Authority has been so reported, and any additional Taxes owed with respect thereto have been paid;

               (13) the Company is not a party to any Contract that would result, individually or in the aggregate with any other Contract, in the payment of any amount that would not be deductible by reason of Section 162, Section 280G or Section 404 of the Code or any similar provision of applicable Law;

               (14) the Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code or any similar provision of applicable Law;

               (15) the Company does not have any "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or
(h), respectively, of the Code or any similar provision of applicable Law;

               (16) none of the assets of the Company are required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to the repeal of those "safe harbor" leasing provisions or any similar provision of applicable Law;

               (17) no election under Section 338 of the Code or any similar provision of applicable Law has been made or required to be made by or with respect to the Company;

               (18) the Company is not, nor has it been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the applicable period referred to in Section 897(c)(1)(A)(ii) of the Code;

               (19) the Company is not required to include any adjustment under
Section 481 of the Code or any similar provision of applicable Law in income for any period ending after the Closing Date;

               (20) the Company has not deferred any income to a period after the Closing Date that has economically accrued prior to the Closing Date, nor accelerated any deduction to a period on or prior to the Closing Date that economically accrues after the Closing Date;

               (21) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax in such jurisdiction;

               (22) the Company has never been included in a consolidated, combined or unitary Tax Return.

          (2) Schedule 3.14(b) sets forth a list of all jurisdictions (foreign and domestic) in which any Tax Returns have been filed by or on behalf of the Company, respectively, or with respect to the Company's income, assets or business since December 31, 1994 and a description of each such Tax Return.

          (3) Schedule 3.14(c) sets forth a list of all jurisdictions (foreign and domestic) in which state income, franchise and other Tax Returns have ever been examined by the applicable Governmental Entity since July 1993 and a description of each such Tax Return and the period for which it was filed.

          (4) The Transferors have provided to the Transferee (i) a copy of all Tax Returns relating to, and (ii) all reports, correspondence and documents relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after July 1993 to any Taxes for which the Company is or may be liable or with respect to the Company's income, assets or business.

          (5) Any Tax allocation or Tax sharing agreement, arrangement or understanding to which the Company was a party has been terminated as of the Closing Date without further obligation of the Company.

          (6) As used herein, (i) "Tax Return" means any return, declaration, report, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, payment, refund or credit of any federal, state, local and foreign Tax or the administration of any Laws relating to any Tax or ERISA, and (ii) "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise,
                 ----------
employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any Taxing Authority, including any liability therefor as a transferee (including without limitation under Section 6901 of the Code or any similar provision of applicable
Law), as a result of Treasury Regulation section 1.1502-6 or any similar provision of applicable Law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

     3.15 Affiliated Party Transactions. Except for obligations arising under
          -----------------------------
this Agreement, under the Neidecker Employment Agreement and under the Neidecker Non-competition Agreement (as such terms are hereinafter defined) and as set forth in Schedule 3.15, as of the Closing Date no Transferor, nor any of such Transferor's affiliates or immediate family ("Affiliates"), will have, directly or indirectly, any obligation to or claim against the Company.

     3.16 Environmental Matters. Except as set forth in Schedule 3.16:
          ---------------------

          (1) the Company is in compliance with, and since 1984 its business has been conducted in material compliance with, all Environmental Laws (as defined below) and Environmental Permits (as defined below);

          (2) no Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C.section 6901 et seq., is on or ever was listed or is
                                    -- ---
proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.section 9601 et seq., or on any similar state list of sites requiring
                   -- ---
investigation or cleanup;

          (3) Neither the Company nor any Transferor has received any notice that remains pending or outstanding with respect to its business or any Site from any Governmental Entity or Person alleging that the Company is not in material compliance with any Environmental Law;

          (4) there has been no Release (as defined below) by or with the knowledge of the Transferors or the Company, its agents, employees, contractors or affiliates of a Hazardous Substance (as defined below) at, from, in, to, on or under any Site and the Transferors and the Company have no reason to believe that any Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim (as defined below) against the Company;

          (5) there are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions, whether still pending or otherwise;

          (6) the Company has obtained and holds all necessary Environmental Permits, and those Environmental Permits will remain in full force and effect after the consummation of the transactions contemplated hereby;

          (7) there are no past or pending, or to the best knowledge of each of the Transferors threatened, Environmental Claims against the Company, and no Transferor has specific knowledge of any facts or circumstances which could be expected to form the basis for any Environmental Claim against the Company;

          (8) neither the Company, any predecessor of the Company, nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location that will result in an Environmental Claim against the Company;

          (9) there are no (i) underground storage tanks, active or abandoned,
(ii) polychlorinated biphenyl containing equipment, or (iii) asbestos containing material at any Site;

          (10) there have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) conducted by, on behalf of, or that are in the possession of the Company with respect to any Site or any transportation, handling or disposal of any Hazardous Substance other than the Phase I environmental assessment dated February 9, 1998 prepared by the E-Quest Corporation and delivered to the Transferee prior to execution of this Agreement; and

          (11) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Entity, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (x) violation of or liability under any Environmental Law, (y) violation of any Environmental Permit, or (z) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal; (iii) "Environmental Law" means any and all Laws relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iv) "Environmental Permit" means any permits, licenses, approvals, consents or authorizations required by any Governmental Entity under or in connection with any Environmental Law; (v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; (vi) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and (vii) "Site" means any of the real properties currently or previously owned, leased, used or operated by the Company, any predecessors of the Company or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater thereat.

     3.17 No Brokers. Except for $461,000 payable to The Will Hoover Company
          ----------
("Hoover") as described on Schedule 3.17, neither the Company nor any Transferor has employed, or otherwise engaged, any other broker or finder or incurred any other liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement. The obligation to pay such amount to Hoover is an obligation of the Company and will be paid by the Company in accordance with section 5.19.

     3.18 Receivables. All accounts receivable of the Company have arisen, and
          -----------
as of the Closing Date will have arisen, from bona fide transactions in the ordinary course of the Company's business consistent with past practice and established in the ordinary course of such Company's business consistent with past practice. Subject to normal reserves that are consistent with past practice, each of the accounts receivable of the Company either has been or will be collected in full, without any set-off, within 120 days after the day on which it first becomes due and payable.

     3.19 Inventories. As reflected on the Financial Statements, the inventories
          -----------
of the Company have been valued at the lower of cost (on the first-in, first-out method) or market in accordance with GAAP, consistently applied, and the value of obsolete materials and materials of below standard quality has been written down in accordance with GAAP, consistently applied. The inventories of the Company contain no amount of items not saleable or usable within 12 months from the date thereof at normal profit margins consistent with historical sales practices. The Company is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

     3.20 Product Claims. No product liability claim is pending, or to the best
          --------------
knowledge of each of the Transferors threatened, against the Company or against any other party with respect to the products of the Company's business. Schedule
3.20 lists all service and product liability claims seeking damages in excess of $5,000 asserted against the Company (or in respect of which the Company has received notice) with respect to the products of the Company's business or the Company during the last five years. Claims not listed on Schedule 3.20 do not aggregate more than $10,000.

     3.21 Warranties and Returns. Schedule 3.21 sets forth a summary of the
          ----------------------
practices and policies followed by the Company with respect to warranties and returns of any products manufactured or sold by it, whether such practices are oral or in writing or are deemed to be legally enforceable. Except as set forth on Schedule 3.21, there is not presently, nor has there been since December 31, 1995, any failure or defect in any product sold by the Company that has required, or that may require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product, nor has there been any acceptance of returned or defective goods of the Company since December 31, 1995 that individually or in the aggregate represent or indicate conditions or circumstances that could have a Material Adverse Effect.

     3.22 Assets Utilized in the Business. The assets, properties and rights
          -------------------------------
owned, leased or licensed by the Company or used in connection with its business and that will be owned, leased or licensed by the Company as of the Closing Date, and all the agreements to which the Company is a party, constitute all of the properties, assets and agreements necessary to the Company in connection with the operation and conduct by the Company of its business as presently conducted.

     3.23 Insurance. Schedule 3.23 contains a complete and correct list of all
          ---------
policies of insurance of any kind or nature covering the Company, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the expiration date of each policy, the amount of coverage and whether on an "occurrence" or "claims made" basis. All such policies (i) are, to the best knowledge of the Transferors, with insurance companies that are financially sound and reputable and are in full force and effect; (ii) are sufficient for compliance with all material requirements of law and of all applicable material agreements; and (iii) are valid, outstanding and enforceable policies. Complete and correct copies of such policies have been furnished to the Transferee. All such insurance policies or comparable coverage shall be continued in full force and effect through the Closing Date. Since December 31, 1995, the Company has not been denied any insurance coverage which it has requested.

     3.24 Delivery of Documents; Corporate Records. The Transferors have
          ---------------------
heretofore delivered to the Transferee true, correct and complete copies of all documents, instruments, agreements and records referred to in this section 3 or in the Schedules to this Agreement and copies of the minute and stock record books of the Company. The minute and stock record books of the Company contain true, correct and complete copies, in all material respects, of the records of all meetings and consents in lieu of a meeting of the Board of Directors (and all committees thereof) and the stockholders of the Company since the date of its incorporation.

     3.25 Customers, Suppliers and Distributors. Schedule 3.25 sets forth (i)
          ---------
the sales of the Company for each of the fiscal years ended December 27, 1997 and December 26, 1998, (ii) the ten customers with the highest dollar volume of purchases from the Company during each of those years indicating the approximate total sales to each of those customers; and (iii) the ten largest suppliers and the ten largest distributors of the Company during each of those years. There has not been any adverse change in the business relationship of the Company with any such customer, supplier or distributor, and no Transferor is aware of any threatened loss of any such customer, supplier or distributor.

     3.26 Labor Matters. There are no labor strikes, slow-downs or stoppages or
          -------------
other labor troubles pending or, to the best knowledge of each of the Transferors, threatened with respect to the employees of the Company; to the best knowledge of each of the Transferors, no representation questions exist; there is no collective bargaining agreement binding on the

Company and there is no agreement which restricts the Company from relocating or closing any or all of its businesses or operations; there are no grievances asserted that might have an adverse effect upon the Company's business, or the financial condition or prospects of the Company, nor is there pending any arbitration proceeding arising out of or under any labor union agreement; the Company has not experienced any work stoppage during the last five years.

     3.27 Bank Accounts. Schedule 3.27 sets forth the names and locations of all
          -------------
banks, depositories and other financial institutions in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

     3.28 Directors, Officers and Certain Employees. Schedule 3.28 sets forth a
          -----------------------------------------
complete and correct list of the names, current annual salary, bonus and title, for each director and officer and each other employee of the Company who is a party to an employment agreement with the Company or who received annual compensation during the Company's most recently ended fiscal year, or who is entitled to receive compensation, on an annualized basis, whether or not paid to date, in excess of $50,000. No Transferor is aware of any employee in the Company's senior management who intends to terminate his or her employment relationship with the Company, either as a result of the transactions contemplated hereby or otherwise. The persons identified on Schedule 5.12 are the Company's only key employees.

     3.29 Year 2000. To the best knowledge of each of the Transferors, all of
          ---------
the Company's equipment, systems, software, data and databases (other than data provided to it by its customers) (collectively, the "Systems") are Year 2000 Compliant (as hereinafter defined). Notwithstanding the foregoing, no failure of any System to be Year 2000 Compliant shall, individually or in the aggregate with any other such failures, have a Material Adverse Effect. For purposes of this Agreement, "Year 2000 Compliant" shall mean: (i) the occurrence in or use by the Systems of dates before, on or after January 1, 2000 will not adversely affect the performance of the Systems with respect to date-dependent data, computations, output or other functions, including, without limitation, calculating, comparing and sequencing; (ii) the Systems will not abnormally end or provide invalid or incorrect results as a result of date-dependant data; and
(iii) the Systems can accurately recognize, manage, accommodate and manipulate date-dependant data, including, without limitation, single century formulas and leap years.

     3.30 No Misstatements or Omissions. Neither this Agreement with respect to
          -----------------------------
the Company or any Transferor nor any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement and provided by or relating to the Company or any Transferor, whether heretofore furnished to the Transferee or hereafter furnished to the Transferee pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was made, not misleading.

     3.31 Investment Undertaking.
          ----------------------

          (1) Each Transferor confirms that the shares of Preferred Stock to be issued to such Transferor pursuant to this Agreement will be "restricted securities" within the meaning of

Rule 144 of the General Rules and Regulations under the Securities Act of 1933 ("Rule 144"). Each Transferor is acquiring such shares for such Transferor's own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933. Each Transferor understands that Rule 144 requires that such shares issued hereunder may not be disposed of for a period of at least one year. Each Transferor understands that it must bear the economic risk of the investment indefinitely because such shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act of 1933 and applicable state securities laws or an exemption from registration is available.

          (2) Each Transferor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933 and a sophisticated investor who either (i) has such knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of the investment in the securities being acquired hereunder, or (ii) has obtained independent professional financial advice sufficient to enable him, her or it to evaluate the merits and risks of the investment in the securities being acquired hereunder.

4. Representations and Warranties of MedSource and the Transferee. MedSource and the Transferee jointly and severally represent and warrant to the Transferors as follows:

     4.1 Organization. MedSource is a corporation duly organized, validly
         ------------
existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Transferee is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. MedSource is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. The Transferee is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. MedSource has heretofore delivered to the Transferors true, correct and complete copies of its certificate of incorporation and bylaws as currently in effect. The Transferee has heretofore delivered to the Transferors true, correct and complete copies of its certificate formation and operating agreement as currently in effect.

     4.2 Authorization; Validity of Agreement. MedSource and the Transferee have
         ------------------------------------
the requisite power and authority to execute, deliver and perform this Agreement and each other agreement executed or to be executed by them pursuant to the terms of this Agreement (collectively, the "Acquisition Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by MedSource and the Transferee, respectively, of this Agreement and the Acquisition Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of MedSource and the sole member of the Transferee, and no other proceedings on the part of MedSource or the Transferee are necessary to authorize the execution, delivery and performance of this Agreement and the Acquisition Agreements by MedSource and the Transferee, as the case may be, and the consummation of the transactions contemplated hereby and thereby. This Agreement and each Acquisition Agreement has been, or (to the extent such Acquisition Document is to be first delivered at the Closing pursuant to section 7) as of the Closing Date will be, duly executed and delivered by MedSource or the Transferee, as the case may be, and, assuming due authorization, execution and delivery of this Agreement by each Transferor, is a valid and binding obligation of MedSource or the Transferee, as the case may be, enforceable against MedSource or the Transferee, as the case may be, in accordance with its terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally.

     4.3 No Violations; Consents and Approvals.
         -------------------------------------

          (1) The execution, delivery and performance of this Agreement and the Acquisition Agreements by MedSource and the Transferee do not, and the consummation by MedSource and/or the Transferee of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of incorporation or bylaws of MedSource or the certificate of formation or limited liability agreement of the Transferee, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, contract, undertaking, understanding, covenant, agreement or other instrument to which MedSource or the Transferee is a party or by which MedSource or the Transferee or any of their properties or assets may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to MedSource or the Transferee or any of their respective properties or assets in any material respect.

          (2) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity or any Person is required in connection with the execution, delivery and performance of this Agreement or the Acquisition Agreements by MedSource or the Transferee or the consummation by MedSource or the Transferee of the transactions contemplated hereby and thereby, except filings required under state and federal securities laws to give effect to the registration rights granted under the Registration Rights Agreement (as hereinafter defined).

     4.4 Litigation. There is no Proceeding pending nor, to the best knowledge
         ----------
of MedSource and the Transferee, is there any investigation or Proceeding threatened, which involves or affects MedSource or the Transferee, by or before any court, Governmental Entity or arbitration panel or any other Person.

     4.5 Shares of Common Stock. All shares of Preferred Stock issued to the
         ----------------------
Transferors pursuant to this Agreement will be duly authorized and validly issued and shall upon issuance be fully paid and nonassessable.

     4.6 Capitalization. On the date hereof, the authorized capital of MedSource
         --------------
consists of 4,000,000 shares of common stock, par value $.01 per share and 1,000,000 shares of preferred stock, par value $.01 per share. Upon the Closing hereunder, the Transferors will receive good and marketable title to the Preferred Stock, free and clear of all Liens. As of the date hereof, MedSource owns all of the outstanding membership interests of the Transferee free and clear of all Liens. Upon the Closing, MedSource will own all of the outstanding membership interests of the Transferee free and clear of all Liens, except as may arise in connection with the financings of the transactions contemplated hereby, the acquisitions described in Schedule 6.2(j) or the transactions relating thereto. As of the date hereof, there are no options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Transferee to issue, transfer or sell any membership interests, options, warrants, calls or other equity interests of any kind whatsoever in the Transferee or securities convertible into or exchangeable for such membership or equity interests.

     4.7 Material Contracts. There is not, and to the best knowledge of
         ------------------
MedSource and the Transferee there has not been, claimed or alleged by any Person with respect to any Contract that is material to the rights, properties, assets, business or operations of MedSource or the Transferee (the foregoing, collectively, "Transferee Material Contracts"), any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of MedSource or the Transferee or on the part of any other party thereto. No consent, approval, authorization or waiver from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Transferee Material Contracts, other than such consents and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and copies of such consents, waivers and notices have been delivered to the Transferors.

     4.8 Confidential Memorandum and Due Diligence. MedSource and the Transferee
         -----------------------------------------
acknowledge that the Transferors, in connection with their decision to enter into this Agreement, have relied upon MedSource's and the Transferee's statements of fact set forth in the MedSource Confidential Memorandum dated January 12, 1999 (the "Memorandum").

     4.9 No Misstatements or Omissions. Neither this Agreement with respect to
         -----------------------------
the Transferee nor any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement and provided by or relating to MedSource or the Transferee, whether heretofore furnished to the Transferors or hereafter furnished to the Transferors pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was made, not misleading.

     4.10 Certain Tax Matters. The transactions described in this agreement are
          -------------------
an integral part of a single, integrated transaction in which the Transferee is acquiring certain property in exchange for cash and stock of the Transferee. Immediately after the consummation of the single, integrated transaction, the transferors, collectively, of cash and other property to the

Transferee, in the aggregate, will be in "control" of the Transferee within the meaning of section 368(c) of the Code. The Transferee will not take any action that would prevent the transaction described in this agreement from being treated for federal income tax purposes as a transfer to which section 351 of the Code applies.

5. Other Agreements of the Parties.

     5.1 Conduct of Business. During the period from the date hereof (or
         -------------------
earlier, as set forth below) through the Closing Date, the Transferors shall cause the Company to conduct its business in the ordinary course, consistent with past practice, and in such a manner that would not result in a Material Adverse Effect. Without limiting the generality of and in addition to the foregoing, prior to the Closing Date, the Transferors shall not, except as the Transferee may otherwise consent to in writing, permit the Company to:

          (1) amend its articles of incorporation or bylaws;

          (2) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

          (3) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) to any stockholder or otherwise in respect of its capital stock or redeem or otherwise acquire any of its securities, or make any payments or distributions to any of the Transferors, any of the Transferors' Affiliates, any Person (other than institutional bank lenders) to which the Company has any liability (other than trade accounts payable incurred in the ordinary course of business, subject to the other provisions of this section 5) or any officer or director of the Company, except
(i) salary in annualized amounts not to exceed total compensation for the persons and at the respective rates therefor in Schedule 3.28, (ii) rental payments due to the Transferors and/or their respective Affiliates with respect to rental of Leased Real Property and equipment used in the business of the Company in annualized amounts not to exceed such rental payments made or accrued during such fiscal year, and (iii) royalty payments due to the Transferors and/or their respective Affiliates with respect to licensed use of Intellectual Property used in the business of the Company in annualized amounts not to exceed such royalty payments made or accrued during such fiscal year;

          (4) (i) incur or assume any indebtedness other than trade payables incurred in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances to employees in the ordinary course of business in accordance with past practices);

          (5) except as set forth in section 5.20, enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee, or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

          (6) except as contemplated by section 5.22, acquire, sell, lease, transfer or dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice or enter into any material commitment or transaction;

          (7) except as may be required by law and except as provided in section 5.20, take any action to terminate or materially amend any of its employee benefit plans with respect to or for the benefit of employees;

          (8) modify any policy or procedure with respect to credit to customers or collection of receivables;

          (9) pay, discharge or satisfy before it is due any claim or liability of the Company, or fail to pay any such item in a timely manner given the Company's prior practices;

          (10) cancel any debts or waive any claims or rights of substantial value;

          (11) except to the extent required by applicable Law, change any accounting practice, principle or method or make, amend or terminate any election for purposes of foreign, federal, state or local income Taxes;

          (12) take or suffer any action that would result in the creation, or consent to the imposition, of any Lien on any of the properties or assets of the Company;

          (13) except as set forth in Schedule 5.1(m), make or incur any capital expenditure, lease or commitment for additions to property, plant, equipment or other capital assets in excess of $25,000, other than capital expenditures in the aggregate amount of up to $192,000 relating to the Renovation, which shall be completed in accordance with Schedule 3.10(e) at no additional cost to the Company, any costs thereof in excess of such $192,000 amount being the sole responsibility of the Transferors;

          (14) except in the ordinary course of business consistent with past practice or as otherwise set forth in Schedule 5.1(n), amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any Material Contract, Lease or Approval;

          (15) except in the ordinary course of business consistent with past practice, exercise any right or option under any Lease or extend or renew any Material Contract or Lease; or

          (16) enter into any Contract to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions.

     5.2 Access and Information. From the date hereof until the Closing Date,
         ----------------------
each Transferor shall, and shall cause each of the Company's officers, directors, employees, agents, accountants and counsel to, upon reasonable notice, (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of MedSource and the Transferee reasonable access, during normal business hours, to (A) the offices, properties, plants, other facilities, books, Contracts and records of the Company and any records concerning the Company maintained and accumulated by its representatives, and
(B) those officers, directors, employees, agents, accountants and counsel of the Company who have any knowledge relating to the Company or the Company's business, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of MedSource and the Transferee such additional financial and operating data and other information regarding the Company or the Company's business (including, without limitation, any Contracts, licenses and patents in effect as of the date hereof and any Contracts or licenses being negotiated or entered into between the date hereof and the Closing Date), properties and goodwill of the Company as MedSource or the Transferee may from time to time reasonably request.

     5.3 Tax Returns; Taxes.
         ------------------

          (1) The Transferors shall cause the Company to duly and timely file or cause to be filed with the applicable Taxing Authorities all Tax Returns that are required to be filed by or on behalf of the Company through and including the Closing Date, which such Tax Returns shall be true, correct and complete, shall be prepared in a manner consistent with its prior Tax Returns and shall not make, amend or terminate any election or change any accounting method, practice or procedure without the Transferee's prior written consent. The Transferors shall provide to the Transferee true, complete and correct copies of such Tax Returns with sufficient time for comments and corrections prior to filing. The Transferors shall also provide to the Transferee true, correct and complete copies of any and all correspondence, reports and documents relating to any Tax Proceeding with respect to any Tax or Tax Return of the Company. The Transferors shall cause the Company to duly and timely pay in full or cause to be paid in full all Taxes that are due and payable on or before the Closing Date with respect to each Tax period ending on or before the Closing Date (each such period or portion, a "Pre-Closing Period") for which the Company is or may be liable or that could result in a Lien on the stock of the Company or any of its assets. The Transferors shall cause the Company to record a provision on the books and records of the Company in accordance with GAAP for the payment of all such Taxes that are not due and payable on or before the Closing Date. The Transferors shall cause the Company to duly and timely comply with all applicable Laws relating to the collection or withholding of Taxes and the reporting and remittance thereof to the applicable Taxing Authorities.

          (2) (i) The Transferors, on the one hand, and the Transferee, on the other hand, shall notify the other in writing on a timely basis but in any event not later than 15 days of receipt of written notice of each pending or threatened Tax Proceeding that could affect any Tax relating to a Pre-Closing Period for which the Company is or may be liable. If the recipient of such notice of a Tax Proceeding fails to provide such timely notice to the other party it shall still be entitled to indemnification for any Taxes arising in connection with such Tax Proceeding unless the other party's rights in the Tax Proceeding are materially adversely affected by such failure to give notice.

               (ii) Notwithstanding the provisions of section 10.3 hereof, the Transferee shall control the defense of any Tax Proceeding and following notice to and consultation with the Transferors in accordance with section 11.2 may make, in good faith, a compromise or settlement thereof, provided that the Transferors shall have the right to participate in the conduct of any Tax Proceeding at their own cost and expense.

          (3) After the Closing Date, the Transferee and the Transferors shall each make available to the other, upon reasonable request, all information, records or other documents relating to Taxes with respect to Pre-Closing Periods and shall preserve all such information, records or other documents until after the expiration of any applicable statute of limitations (including extensions). In addition, the Transferee and the Transferors shall cooperate with the other upon request in connection with all matters relating to the preparation of any Tax Returns and in connection with any Tax Proceeding referred to in this provision. Any investigation, review, comment or discussion by the Transferee related to or in connection with the payment of Tax, the preparation of Tax Returns or drafts of Tax Returns, the filing of Tax Returns, any Tax Proceeding or any provision of this section 5.3 shall not affect the indemnity provisions of section 10 or limit the scope of such provisions (including but not limited to section 9.1) in any way, or affect any other representations, warranties or obligations of the Transferors. Each party shall bear its own costs and expenses in complying with the provisions of this section 5.3(c).

          (4) The Transferors shall (A) duly and timely file with the applicable Taxing Authority all Tax Returns required to be filed by any of the Transferors in connection with the transactions contemplated by this Agreement, including without limitation all transfer tax returns, and (B) duly and timely pay in full all Taxes required to be paid in connection therewith. The Transferors shall promptly provide to MedSource and the Transferee a copy of any such Tax Returns and proof of payment of any such Taxes.

     5.4 Notice of Developments. Prior to the Closing Date, each of MedSource,
         ----------------------
the Transferee and the Transferors agrees to give prompt notice to each other in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could result in any material breach of its representations or warranties or covenants in this Agreement or which could have the effect of making any of its representations or warranties in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting the Transferee's or the Company's business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects.

     5.5 Non-Disclosure of Confidential Information. From and after the date
         ------------------------------------------
hereof, the Transferors agree that they shall not, and they shall cause the Company not to divulge, communicate, use to the detriment of MedSource or the Transferee or for the benefit of any other

Person, or misuse in any way, any confidential information or trade secrets relating to the Company including, without limitation, personnel information, secret processes, know-how, customer lists or other technical data.

     5.6 No Solicitation of Employees, Suppliers or Customers. No Transferor
         ----------------------------
shall, and no Transferor shall permit the Company, any Affiliate of the Company or any Affiliate of any Transferor to, for a period of two years after the Closing Date, and during such additional period of up to one year during which any Transferor or Affiliate of any Transferor is subject to similar provisions pursuant to the Neidecker Employment Agreement, directly or indirectly, for itself or on behalf of any other Person, employ, engage or retain any Person who, at any time during the preceding 12-month period, shall have been an employee of MedSource or the Transferee, or contact any supplier, customer or employee of MedSource or the Transferee for the purpose of soliciting or diverting any such supplier, customer or employee from the Transferee.

     5.7 Non-Competition.
         ---------------

          (1) Until the second anniversary of the Closing Date and during such additional period of up to one year during which any Transferor or Affiliate of any Transferor is subject to similar provisions pursuant to the Neidecker Employment Agreement, no Transferor and no Affiliate of any Transferor shall, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization (i) acquire or own in any manner, any interest in any Person that is engaged in the business of the Company, (ii) engage in the business of the Company or compete with the business of the Company, (iii) be employed in any capacity by, serve as an employee of, or consultant or advisor to, or otherwise participate in the management or operation of, any Person that (x) engages in the business of the Company, or (y) competes with the business of the Company; provided, however, that notwithstanding the foregoing, the Transferors and their Affiliates (collectively and not individually) may own up to 2% of the voting securities of any publicly-traded company.

          (2) The parties hereto intend that the covenant contained in section 5.7(a) shall be construed as a series of separate covenants, one for each state or country specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in section 5.7(a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in section 5.7(a), then such unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (3) Each of the Transferors acknowledges that the provisions of this section 5.7, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of MedSource and the Transferee and are an essential inducement to MedSource and the Transferee entering into the Transaction Documents to which they are a party and consummating the transactions contemplated thereby.

     5.8 Public Statements. From and after the date hereof and until the Closing
         -----------------
Date, none of MedSource, the Transferee nor any Transferors shall, or permit any Affiliate thereof to, either make, issue or release any press release or any oral or written public announcement or statement concerning or with respect to, or acknowledgment of the existence of, or reveal the terms, conditions and status of, the Transaction Documents or Acquisition Agreements or the transactions contemplated thereby, without the prior written consent of each of the other parties hereto (which consent shall not be unreasonably withheld or delayed), unless such announcement is required by Law or a Governmental Authority, in which case the other parties shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.

     5.9 Other Actions. Each of the parties hereto shall use all reasonable
         -------------
efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

     5.10 Cooperation on Taxes. Each of the Transferors, MedSource and the
          --------------------
Transferee shall cooperate with each other by executing or causing to be executed any required documents and by making available to the other, all books and records relating to the Company or the business of the Company (including work papers, records and notes of any kind) at all reasonable times, for the purpose of allowing the appropriate party to complete its Tax Returns, respond to audits, make any determination required under this Agreement (including, but not limited to, determinations as to which period any asserted Tax liability is attributable), verify issues and negotiate settlements with Tax authorities or defend or prosecute Tax claims.

     5.11 Consents. The Transferors shall cause the Company to receive all
          --------
Consents as promptly as practicable but in any event on or prior to the Closing Date, each of which Consent is set forth on Schedule 3.4(b) attached hereto. The Transferors shall promptly provide the Transferee with (i) copies of all filings made with any Governmental Entity or other Person or any other information supplied in connection with this Agreement and the transactions contemplated hereby and (ii) all consents obtained from any party to any Contract or any Lease and any Approval with respect to any Leased Real Property.

     5.12 Employment Agreements. Simultaneously with the execution of this
          ---------------------
Agreement, the Company and Peter J. Neidecker shall enter into an employment agreement in the form of Exhibit 5.12A (the "Neidecker Employment Agreement"). At the Closing, the Company and each of Robert Brown, James Chambers, Thomas Richey and Linda Meadows-Burkey shall enter into an employment agreement substantially in the form of Exhibits 5.12B, 5.12C, 5.12D and 5.12E, respectively (collectively with the Neidecker Employment Agreement, the "Employment Agreements"). At the Closing, the Transferors shall cause each of the Employment Agreements to be in full force and effect. At the Closing, the Company and Peter C. Neidecker shall enter into a non-competition agreement substantially in the form of Exhibit 5.12F (the "Neidecker Non-competition Agreement").

     5.13 Stockholders Agreement and Registration Rights Agreement. At the
          --------------------------------------------------------
Closing, MedSource and the Transferors shall enter into a stockholders agreement in the form of Exhibit 5.13A (the "Stockholders Agreement") and a registration rights agreement in the form of Exhibit 5.13B (the "Registration Rights Agreement").

     5.14 Exclusivity. For 90 days from the date hereof or until this Agreement
          -----------
is earlier terminated as provided in section 8, no Transferor shall knowingly permit the Company or any of his or her respective Affiliates, officers, directors, employees, agents or representatives, directly or indirectly, to encourage, solicit, initiate or participate in discussions or negotiations with, provide any information to, receive any proposals or offers from, or enter into any agreement with, any third party, in each case other than MedSource and the Transferee, that involves the sale, joint venture or the other disposition of all or any portion of the Company, its or business or any merger, consolidation, recapitalization or other business combination of any kind involving the Company. If any Transferor receives or becomes aware of any such offer or proposed offer, such Transferor shall promptly notify MedSource and the Transferee.

     5.15 Equipment, Intellectual Property and Other Assets. Prior to the
          -------------------------------------------------
Closing Date, the Transferors shall, and the Transferors shall cause their respective Affiliates and other Persons affiliated with any of them to, contribute to the Company all assets (including, without limitation, all equipment and Intellectual Property, but excluding any Leased Real Property) owned by any of them that are used by or in the business of the Company. Any consideration received in connection with such transactions shall be deducted from the Cash Portion of the Consideration.

     5.16 Reserved.
          --------

     5.17 Repayment of Certain Obligations to the Company. On or prior to the
          -----------------------------------------------
Closing Date, the Transferors shall pay in full, and the Transferors shall cause their respective Affiliates and other Persons affiliated with any of them to pay in full, to the Company the outstanding amount of all obligations, if any, of such Transferors and such Persons (including, without limitation, an amount equal to all outstanding principal and interest on all indebtedness of such Transferors or such Persons) to the Company and all claims, if any, of the Company against such Transferors and Affiliates, in full satisfaction thereof.

     5.18 Transfer of Interests in Real Property. On or prior to the Closing
          --------------------------------------
Date, the Transferors shall cause the Company to obtain the following documents with respect to the transfer of interests in real property:

               (1) terminations of lease (collectively, the "Terminations of Lease") in the forms attached hereto as Exhibit 5.18A terminating the existing leases with respect to the Leased Real Property.

               (2) leases (collectively, the "New Leases") substantially in the forms attached hereto as Exhibit 5.18B between the Company and the applicable landlord respecting the Leased Real Property.

               (3) the following executed documents from each landlord respecting the Leased Real Property: (A) a memorandum of lease pertaining to each New Lease in form and substance reasonably satisfactory to the Transferee (collectively, the "Memoranda of Leases"); and (B) a landlord-lender agreement substantially in the form attached hereto as Exhibit 5.18C (collectively, the "Landlord-Lender Agreements") in favor of MedSource's and/or the Transferee's lender(s) in form and substance satisfactory to such lender providing, inter alia, that such lender(s) may occupy the premises leased under each New Lease for the purpose of taking possession of, removing and/or selling Transferee's personalty located thereon.

               (4) subordination, non-disturbance and attornment agreements and estoppel certificates signed by each holder of a mortgage or deed of trust encumbering the Leased Real Property each (collectively, the "SNDA Agreements" and, individually, a "SNDA Agreement") for each of the New Leases.

               (5) Landlord-Lender Agreements and SNDA Agreements from any lessor under any ground, superior or underlying lease covering the Leased Real Property.

               (6) each SNDA Agreement shall be in recordable form and the SNDA Agreements shall be duly executed, delivered and acknowledged by each applicable lender or landlord, as the case may be.

               (7) (A) true and complete copies of all available material maintenance records for the Leased Real Property; (B) a validly issued permanent certificate of occupancy for each of the buildings comprising a part of the Leased Real Property; (C) all original material licenses and permits, authorizations and approvals pertaining to the current operations at the Leased Real Property; and (D) all material guarantees and warranties which the Company has received in connection with any work or services performed or equipment installed in the aforementioned buildings and all improvements erected on the Leased Real Property.

     5.19 Financial Advisor. At the Closing, the Transferee shall pay or cause
          -----------------
the Company to pay to Hoover the aggregate amount of $461,100, which is the only amount payable by the Company to Hoover in connection with the transactions contemplated hereby.

     5.20 Termination of Executive Deferred Compensation Plans. On or prior to
          ----------------------------------------------------
the Closing Date, the Transferors shall cause each of the Executive Deferred Compensation Plans with each of the participants listed on Schedule 5.20 to be terminated in full by all parties thereto, pursuant to termination agreements among the respective parties to such Plans substantially in the forms attached hereto as Exhibit 5.20 (the "Plan Termination Agreements"), upon the payment by the Company to each such participant of the amount set forth opposite their name on such Schedule such that the Company thereupon shall have no further liability of any kind to any such participant; provided that any excess of (i) the aggregate of all amounts paid or payable in connection with such terminations to all such participants over (ii) the aggregate of all amounts properly set aside for such Plans and reflected as such on the December 31, 1998 balance sheet of the Company included in the Financial Statements (increased by the net earnings or decreased by the net losses, as the case may be, since the date of such balance sheet through investment of such amounts) (the "Funded Amount"), shall be deducted from the Cash Portion of the Consideration.

     5.21 Confidential Information. The Transferee acknowledges the execution by
          ------------------------
Kidd & Company, LLC of a letter agreement regarding the confidential information of the Company. A copy of the letter agreement is attached hereto as Schedule
5.21. MedSource and the Transferee agree to be bound by the terms of the letter agreement to the same extent as Kidd & Company, LLC, as though each was an original signatory to the letter agreement.

     5.22 Real Property. Prior to the Closing, the Transferors shall cause the
          -------------
sale by the Company of all of its interest in the building and land at the Location to be consummated in accordance with the terms set forth in Schedule 3.10(a).

     5.23 Termination of Security Interest. The Transferors shall cause the
          --------------------------------
security interest described in Schedule 3.10(c) to be terminated in full without any consideration paid or payable by the Company in connection therewith.

     5.24 Certificate of Designation. Prior to the Closing, MedSource and the
          --------------------------
Transferee shall properly file the Certificate of Designation contained in
Exhibit 1.2 with the Delaware Secretary of State.

     5.25 Renovation. The Transferors shall cause the Renovation to be completed
          ----------
in accordance with Schedule 3.10(e) and section 5.1(m) and, with respect to the Renovation, shall cause to be obtained, at no cost to the Company, all required Approvals or modifications to existing Approvals in material compliance with all Laws and the Transferors covenant and agree that the Leased Real Property shall be, including after the completion of the Renovation, in material compliance with all Laws, including those relating to zoning, building and land use restrictions.

     5.26 Resignations. At the Closing, the Transferors shall cause each of the
          ------------
officers and directors of the Company to deliver their resignations to the Transferee.

     5.27 Life Insurance Policy. The Company waives any and all right to the
          ---------------------
return of premiums to which it may be entitled following the Closing with respect to the split-dollar, second-to-die life insurance policy heretofore maintained by the Company on the lives of Peter C. Neidecker and Dora Neidecker.

6. Conditions Precedent to the Closing.

     6.1 Conditions Precedent to MedSource's and the Transferee's Obligations to
         -----------------------------------------------------------------------
Close. The obligations of MedSource and the Transferee to enter into this
-----
Agreement and to
consummate the transactions contemplated hereby are subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided,
                                                                     --------
however, that MedSource and the Transferee shall have the right to waive all or
-------
any part of each such condition and to close the transactions contemplated hereby without, however, releasing any Transferor from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by MedSource or the Transferee by reason of the breach by any Transferor of any covenant, obligation, agreement or condition contained herein or by reason of any misrepresentation made by such Transferor; and provided
                                                                   --------
further, however, that MedSource's and the Transferee's participation in the
-------  -------
Closing shall not in any way be deemed to be a waiver of any claim either may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (1) The representations and warranties of the Transferors contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made on the Closing Date, except for such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date; provided, however, that if any
                                       --------  -------
representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects.

          (2) The covenants and agreements of the Transferors contained in this Agreement and required to be complied with or performed on or prior to the Closing Date shall have been complied with or performed in all respects.

          (3) The Transferee shall have received a certificate dated the Closing Date and executed by each Transferor (the "Transferors' Certificate") certifying the satisfaction of the conditions referred to in sections 6.1(a) and (b).

          (4) The Transferee shall have received, each in form and substance reasonably satisfactory to the Transferee, all Consents of, and estoppel certificates and releases from, and shall have delivered all notices to, any Governmental Entity or other Person that is required for the consummation of the transactions contemplated hereby and for the Transferee to own and operate the Company, which Consents, notices, estoppel certificates and releases are listed in Schedule 3.4(b) attached hereto, including without limitation such releases, termination statements and other documents as shall release the Company from any and all liabilities or obligations under the Company's promissory note to Old American Insurance Company dated August 28, 1998 and referred to in Schedule 3.10(a), from any and all Liens Old American Insurance Company may have on any assets of the Company and from any and all liabilities or obligations under the Company's promissory note to Neidecker Limited Partnership dated April 30, 1989 and referred to in such Schedule.

          (5) No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a Material Adverse Effect.

          (6) The form and substance of all certificates, opinions, consents, instruments, and other documents delivered to the Transferee under this Agreement shall be satisfactory in all reasonable respects to the Transferee and its counsel.

          (7) The Company shall have closed on the sale of all of its interest in the building and land at the Location in accordance with the terms set forth in Schedule 3.10(a).

          (8) The Company shall have entered into the Amended and Restated
Leases.

          (9) MedSource and the Transferee shall have received from Edward L. Sperry, Esq. an opinion dated the Closing Date in the form of Exhibit 6.1(i) attached hereto.

          (10) The Transferee shall have received from each Transferor at the Closing a certificate of non-foreign status, in the form required by Section 1445 of the Code and the regulations thereunder.

          (11) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

          (12) MedSource and the Transferee shall have obtained the financing required to fund the contribution and exchange hereunder and the transactions contemplated by the parties hereto on terms and conditions acceptable to MedSource and the Transferee.

          (13) Each of the Employment Agreements and the Neidecker Non-competition Agreement shall be in full force and effect.

          (14) The Transferee shall have obtained a tax, lien and judgment search, which search shall be conducted at no cost to the Transferors, of the Company showing no items not disclosed in the schedules to this Agreement.

          (15) The Plan Termination Agreements shall be in full force and effect.

     6.2 Conditions Precedent to the Transferors' Obligations to Close. The
         -------------------------------------------------------------
obligation of the Transferors to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Transferors shall have the
                      --------  -------
right to waive all or any part of each such condition, and to close the transactions contemplated hereby without, however, releasing MedSource or the Transferee from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Transferors by reason of the breach by MedSource or the Transferee of any covenant, obligation, agreement or condition contained herein, by reason of any misrepresentation made by MedSource or the Transferee; and provided further,
                                                           -------- -------
however, that the Transferors' participation in the Closing shall not in any way
-------
be deemed to be a waiver
of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (1) The representations and warranties of MedSource and the Transferee contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date; provided, however,
                                                           --------  -------
that if any representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects.

          (2) The covenants and agreements contained in this Agreement to be complied with by MedSource and the Transferee on or before the Closing Date shall have been complied with in all respects.

          (3) The Transferors shall have received a certificate dated the Closing Date and executed by an officer of each of MedSource and the Transferee, certifying to the satisfaction of the conditions referred to in sections 6.2(a) and (b).

          (4) The Transferors shall have received a certificate of the Secretary of the Transferee (the "Transferee Secretary's Certificate") certifying the resolutions duly and validly adopted by the Transferee evidencing its authorization of the execution and delivery of this Agreement and the other Transaction Documents to which the Transferee is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Transferee authorized to sign this Agreement and the other Transaction Documents to be delivered hereunder.

          (5) The Transferors shall have received from Parker Chapin Flattau & Klimpl, LLP, counsel for MedSource and the Transferee, an opinion dated the Closing Date in the form of Exhibit 6.2(e) attached hereto.

          (6) No Law shall be in effect which prohibits any party hereto from consummating the transactions contemplated hereby.

          (7) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

          (8) MedSource and the Transferee shall have obtained the financing required to fund the contribution and exchange hereunder, the transactions contemplated by the parties hereto and the purchase of the other platform companies acquired concurrently herewith (the "Platform Companies").

          (9) The Certificate of Designation in the form attached hereto as
Exhibit 1.2 shall have been properly filed with the Delaware Secretary of State.

          (10) MedSource shall have acquired at least three of the other businesses described on Schedule 6.2(j) on terms for each such acquired business substantially as set forth on such Schedule. MedSource shall have closed on such acquisitions concurrently with the Closing hereunder.

          (11) The Preferred Stock, on a fully diluted, as converted basis (prior to management options), shall represent not less than 4.5% of the capital stock of MedSource as of the Closing.

          (12) Kidd & Company, LLC and each seller of a Platform Company that receives equity interests in MedSource concurrently with the Closing shall have signed the Stockholders Agreement.

7. Documents to be Delivered at the Closing.

     7.1 Deliveries of the Transferors. At the Closing, the Transferors shall
         -----------------------------
deliver or cause to be delivered the following items to MedSource and the
Transferee:

          (1) the Transferors' Certificate referred to in section 6.1(c) duly executed by each of the Transferors;

          (2) the Consents referred to in section 6.1(d);

          (3) the opinion of counsel to the Transferors referred to in section 6.1(h);

          (4) a certificate of non-foreign status in the form required by section 1445 of the Code duly executed by each of the Transferors;

          (5) the Stockholders Agreement duly executed by the Transferors;

          (6) the Registration Rights Agreement duly executed by the Transferors;

          (7) the Consents of Spouses duly executed by the applicable spouse thereunder;

          (8) the SNDA Agreements, duly executed and delivered by each applicable lender, landlord or lessor under any ground, superior or underlying lease covering of the Leased Real Property, as the case may be;

          (9) stock certificates representing the Shares, duly indorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

          (10) a certificate duly executed by each of the Transferors, attesting, with respect to the Company, as to its articles of incorporation and bylaws, the incumbency of each of its executive officers and the resolutions adopted by its directors and (if applicable) shareholders with respect to this Agreement and the transactions contemplated hereby;

          (11) a certificate with respect to the Company from the jurisdiction of its incorporation attesting as to its existence as of a date recent to the Closing Date;

          (12) the Termination of Lease and New Leases duly executed by the respective landlords thereunder;

          (13) the Memoranda of Leases duly executed by all parties thereto;

          (14) the Landlord-Lender Agreements duly executed by the respective landlords or lessors under any ground, superior or underlying covering the Leased Real Property;

          (15) each Employment Agreement (other than the Neidecker Employment Agreement, which shall have been duly executed and delivered by Peter J. Neidecker simultaneously herewith) duly executed by the executive named therein and the Neidecker Non-competition Agreement duly executed by Peter C. Neidecker;

          (16) a certificate duly executed by the Transferors certifying as to the Funded Amount; and

          (17) the Plan Termination Agreements duly executed by the respective Plan participants named therein.

     7.2 Deliveries of the Transferee. At the Closing, MedSource and the
         ----------------------------
Transferee shall deliver or cause to be delivered the following items to the
Transferors:

          (1) the certificate referred to in section 6.2(c) duly executed by an officer of each of MedSource and the Transferee;

          (2) the Secretary's Certificates of MedSource and the Transferee referred to in section 6.2(d) duly executed by the Secretary of MedSource or the Transferee, as the case may be;

          (3) the opinion of counsel to MedSource and the Transferee referred to in section 6.2(e);

          (4) the Cash Portion of the Consideration;

          (5) the certificates representing the Preferred Stock;

          (6) the Stockholders Agreement duly executed by MedSource;

          (7) the Registration Rights Agreement duly executed by MedSource;

          (8) a certificate duly executed by an officer of each of MedSource and the Transferee attesting, with respect to MedSource and the Transferee, as to its certificate of incorporation and bylaws and certificate of formation, as the case may be, the incumbency of each of its executive officers signatory to this Agreement or any Transaction Documents and, in the case of the Transferee, the resolutions adopted by the Transferee's directors with respect to this Agreement and the transactions contemplated hereby;

          (9) certificates from the Delaware Secretary of State attesting as to the existence and good standing of MedSource and the Transferee as of a date recent to the Closing Date;

          (10) the New Leases duly executed by the Transferee; and

          (11) each Employment Agreement (other than the Neidecker Employment Agreement, which shall have been duly executed and delivered by the Company simultaneously herewith) and the Neidecker Non-competition Agreement duly executed by an officer of the Company.

8. Termination.

          (1) This Agreement may be terminated at any time prior to the Closing:

               (1) by the mutual agreement of the Transferee, MedSource and all of the Transferors;

               (2) by the Transferee and MedSource, on the one hand, or Transferors holding a majority of the Shares, on the other hand (if the Transferee and MedSource are, on the one hand, or all of the Transferors are, on the other hand, not in breach of or default under this Agreement) giving written notice to such effect to the other party if the Closing shall not have occurred on or before April 15, 1999, or such later date as the Transferee, MedSource and Transferors holding a majority of the Shares shall have agreed upon prior to the giving of such notice;

               (3) by the Transferee or MedSource in the event of a material breach by or default of the other party hereto; or

               (4) by Transferors holding a majority of the Shares in the event of a material breach by or default of the other party hereto.

          (2) Upon termination of this Agreement pursuant to section 8(a), all obligations of the parties shall terminate except those under section 10 and the confidentiality obligations referenced in section 5.21 and; provided, however,
                                                            --------  -------
that no such termination shall
relieve any Transferor of any liability to the Transferee, or the Transferee of any liability to the Transferors, by reason of any breach of or default under this Agreement.

9. Survival of Representations and Warranties.

     9.1 Survival of Representations and Warranties of the Transferors.
         -------------------------------------------------------------
Notwithstanding any right of MedSource and the Transferee fully to investigate the affairs of the Company or the Transferors and notwithstanding any knowledge of facts determined or determinable by MedSource and the Transferee pursuant to such investigation or right of investigation, MedSource and the Transferee have the right to rely fully upon the representations and warranties of the Transferors contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the second anniversary of the Closing Date, and the Transferors' liability in respect of any breach of any such representation or warranty shall terminate on the second anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section
10.3. The foregoing notwithstanding, (i) the representations and warranties contained in sections 3.2, 3.3 and 3.14 shall survive the Closing, and the Transferors' liability in respect of any breach thereof shall continue until 60 days after all liability relating thereto is barred by all applicable statutes of limitation, including extensions and waivers and (ii) the representations and warranties contained in section 3.16 shall survive the Closing, and the Transferors' liability in respect of any breach thereof shall continue until 60 days after all liability relating thereto is barred by all applicable statutes of limitation, including extensions and waivers, or eight years from the Closing Date, whichever is less..

     9.2 Survival of Representations and Warranties of MedSource and the
         ---------------------------------------------------------------
Transferee. Notwithstanding any right of the Transferors fully to investigate
----------
the affairs of MedSource and the Transferee and notwithstanding any knowledge of facts determined or determinable by the Transferors pursuant to such investigation or right of investigation, the Transferors have the right to rely fully upon the representations and warranties of MedSource and the Transferee contained in this Agreement or in any other Transaction Documents or Acquisition Agreements, including the Memorandum as amended from time to time prior to the Closing Date. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the second anniversary of the Closing Date, and MedSource's and the Transferee's liability in respect of any breach of any such representation or warranty shall terminate on the second anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 10.3. The foregoing notwithstanding, the representations and warranties set forth in sections 4.2, 4.6 and 4.10 shall survive the Closing, and MedSource's and the Transferee's liability in respect of any breach thereof shall continue until 60 days after all liability relating thereto is barred by all applicable statutes of limitation, including extensions and waivers.

10. Indemnification.

     10.1 Indemnification by the Transferors. Subject to the limitations
          ----------------------------------
contained in section 9 and section 10.4, the Transferors shall jointly and severally indemnify and defend MedSource and the Transferee and each of their respective officers, directors, employees, managers, shareholders, members agents, advisors or representatives (each, a "Transferee Indemnitee") against, and hold each Transferee Indemnitee harmless from, any loss, liability, obligation, deficiency, damage or expense including, without limitation, interest, penalties, reasonable attorneys' and consultants' fees and disbursements (collectively, "Damages"), that any Transferee Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

          (1) any breach of any representation or warranty made by any Transferor contained in this Agreement or in any other Transaction Document or in respect of any claim made based upon facts alleged which, if true, would constitute any such breach;

          (2) any Transferor's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Transferors contained in this Agreement or in any other Transaction Document; and the acts or inactions relating to the Company on or before the Closing Date; or

          (3) each and every Environmental Claim or any other violation of Environmental Law, or alleged Environmental Claim, or any other alleged violation of Environmental Law, against the Transferee arising out of or relating to any fact, condition, act or omission in each case with respect to the business or any of the assets of the Company, or alleged fact, condition, act or omission that existed on or prior to the Closing Date.

     10.2 Indemnification by MedSource and the Transferee. Subject to the
          -----------------------------------------------
limitations contained in section 9 and section 10.5, MedSource and the Transferee shall indemnify and defend the Transferors and each of the Transferor's agents, advisors or representatives (each, a "Transferor Indemnitee") against, and hold each Transferor Indemnitee harmless from, any Damages that such Transferor Indemnitee may suffer or incur arising from, related to or in connection with any of the following:

          (1) any breach of any representation or warranty made by MedSource or the Transferee contained in this Agreement or in any other Transaction Document or in respect of any claim made based upon facts alleged which, if true, would constitute any such breach; or

          (2) MedSource's or the Transferee's failure to perform or to comply with any covenant or condition required to be performed or complied with by them contained in this Agreement or in any other Transaction Document or Acquisition Agreement.

     10.3 Indemnification Procedures.
          --------------------------

          (1) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party, involving any Damage referred to in sections 10.1 or 10.2, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this section 10, give written notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any
                           --------  -------
indemnified party to give such notice shall not relieve the indemnifying party of its obligations under such section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

          (2) (i) In the case of any such Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of the settlement or compromise thereof (without the written consent of the indemnifying party).

               (ii) Anything in section 10.3(b)(i) notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense.

          (3) If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

     10.4 Limitations on Indemnification by the Transferors.
          -------------------------------------------------

          (1) The Transferors shall have indemnification obligations pursuant to section 10.1(a) respecting Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections 3.2, 3.3, 3.14 and 3.16), only if and only to the extent that the aggregate of all Damages resulting from such actual or claimed breaches shall exceed $100,000 and then the Transferors shall be responsible only for Damages in excess of such first $100,000 in Damages. Anything to the contrary notwithstanding, the Transferors shall not have any liability pursuant to (i) section 10.1(a) with respect to Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections 3.2, 3.3, 3.14 and 3.16) or (ii) section 10.1(c), in each case, for and to the extent that the aggregate amount of the Damages set forth in the preceding clauses (i) and (ii) exceeds $5,000,000. For the purposes of determining the amount for which any Transferee Indemnitee is able to seek indemnification from the Transferors under section 10.1(a) for any breach or alleged breach of any representation or warranty in this Agreement, the use of the term "material" shall be disregarded and the amount of any and all claims for such indemnification shall be determined as if no such term were present in such representation or warranty. The parties hereto expressly acknowledge that the sole purpose for using the term "material" is to determine whether the conditions set forth in section 6.1 have been satisfied and to determine whether a claim for indemnification may arise.

          (2) The limitations set forth in paragraph (a) of this section 10.4 shall not limit or reduce the Transferors' obligations to indemnify MedSource and the Transferee in respect of Damages that result from actual or claimed breaches of the representations and warranties contained in sections 3.2, 3.3,
3.14 and 3.16.

          (3) In the event that any Damages of the Transferee are covered by insurance proceeds or other reimbursement obligations, whether maintained by MedSource, the Transferee or any Transferor, MedSource and the Transferee shall not be deemed to have any Damages if and to the extent that MedSource or the Transferee actually realizes the proceeds of such insurance or other reimbursement obligations, which payments shall in no event be included in the basket set forth in section 10.4(a).

     10.5 Limitations on Indemnification by MedSource and the Transferee.
          --------------------------------------------------------------

          (1) MedSource and the Transferee shall have indemnification obligations pursuant to section 10.2(a) respecting Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement, only if and only to the extent that the aggregate of all Damages resulting from such actual or claimed breaches shall exceed $100,000 and then MedSource and the Transferee shall be responsible only for Damages in excess of such first $100,000 in Damages. Anything to the contrary notwithstanding, MedSource and the Transferee shall not have any liability pursuant to section 10.2(a) with respect to Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections 4.2, 4.6 and 4.10) for and to the extent that the aggregate amount of such Damages exceeds $5,000,000. For the purposes of determining the amount for which any Transferor Indemnitee is able to seek indemnification from MedSource and the Transferee under section 10.2(a) for any breach or alleged breach of any representation or warranty in this Agreement, the use of the term "material" shall be disregarded and the amount of any and all claims for such indemnification shall be determined as if no such term were present in such representation or warranty. The parties hereto expressly acknowledge that the sole purpose for using the term "material" is to determine whether the conditions set forth in section 6.2 have been satisfied and to determine whether a claim for indemnification may arise.

          (2) The limitations set forth in paragraph (a) of this section 10.5 shall not limit or reduce MedSource's and the Transferee's obligations to indemnify the Transferors in respect of Damages that result from actual or claimed breaches of the representations and warranties contained in sections 4.2, 4.6 and 4.10.

          (3) In the event that any Damages of the Transferors are covered by insurance proceeds or other reimbursement obligations, whether maintained by MedSource, or the Transferee or any Transferor, the Transferors shall not be deemed to have any Damages if and to the extent that the Transferors actually realize the proceeds of such insurance or other reimbursement obligations, which payments shall in no event be included in the basket set forth in section 10.5(a).

     10.6 Right to Set-Off. MedSource and the Transferee shall have the right to
          ----------------
set-off the amount of any and all Damages for which any Transferor is liable to MedSource or the Transferee hereunder against any sums otherwise payable to the Transferors hereunder or under any other agreement, document or instrument (except the New Leases) executed and delivered by any Transferor or Affiliate of any Transferor pursuant to this Agreement or contemplated hereby. Neither MedSource nor the Transferee will exercise any right to set-off until it has given the Transferors not less than 15 days notice in writing within which period the Transferors shall have the right to pay the amount of the Damages for which the Transferors are liable to MedSource or the Transferee in cash. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

11.  Miscellaneous.
     -------------

     11.1 Transaction Fees and Expenses. Except as otherwise expressly provided
          -----------------------------
herein, MedSource and the Transferee shall bear such costs, fees and expenses as may be incurred by them in connection with this Agreement and the transactions contemplated hereby and the Transferors shall bear such costs, fees and expenses as may be incurred by any and all of them and the Company in connection with this Agreement and the transactions contemplated hereby.

     11.2 Notices. Any notice, demand, request or other communication which is
          -------
required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

          if to MedSource and/or the Transferee, to:

                   MedSource Technologies, Inc.
                   c/o Kidd & Company, LLC
                   Three Pickwick Plaza
                   Greenwich, Connecticut 06830
                   Attention: Richard J. Effress
                   Telecopier No.: (203) 661-1839

          with a copy to:

                   Parker Chapin Flattau & Klimpl, LLP
                   1211 Avenue of the Americas
                   New York, New York  10036-8735
                   Attention:  Edward R. Mandell
                   Telecopier No.: (212) 704-6288

          if to the Transferors at:

                   Peter J. Neidecker
                   3101 East Orchard Road
                   Greenwood Village, Colorado 80121
                   Telecopier No.: (303) 741-5589

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt, in the case of clause (a)(ii), five business days after such notice or demand is sent, and, in the case of clause
(b), the business day next following the date such notice or demand is sent.

     11.3 Amendment. Except as otherwise provided herein, no amendment of this
          ---------
Agreement shall be valid or effective unless in writing and signed by or on behalf of MedSource, the Transferee and the Transferors holding a majority of the Shares.

     11.4 Waiver. No course of dealing of any party hereto, no omission, failure
          ------
or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith.

     11.5 Governing Law. This Agreement shall be governed by, and interpreted
          -------------
and enforced in accordance with, the laws of the State of Delaware without regard to any conflict of laws provision that would defer to the substantive rules of another jurisdiction.

     11.6 Jurisdiction. Each of the parties hereto hereby irrevocably consents
          ------------
and submits to the exclusive jurisdiction of the United States District Court for the District of Delaware in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of Delaware in connection with such Proceeding and waives any objection to venue in the State of Delaware, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) of section 11.2.

     11.7 Remedies. In the event of any actual or prospective breach or default
          --------
by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

     11.8 Severability. The provisions hereof are severable and if any provision
          ------------
of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

     11.9 Further Assurances. Each party hereto covenants and agrees promptly to
          ------------------
execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

     11.10 Assignment. This Agreement and all of the provisions hereof shall be
           ----------
binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees. Permitted assignees of MedSource's and the Transferee's rights hereunder shall include any Affiliate of the Transferee and any or all financial institutions or other entities investing and/or lending monies to finance the transactions herein contemplated. Permitted assignees of the Transferors' rights hereunder shall include any Affiliate of such Transferor. None of MedSource, the Transferee nor the Transferors may assign any of its obligations hereunder without the consent of the other party. Except for the permitted assignees, neither party shall have the right to assign any rights or delegate any duties hereunder without the consent of the other party.

     11.11 Binding Effect. This Agreement shall be binding upon and inure to the
           --------------
benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     11.12 No Third Party Beneficiaries. Nothing contained in this Agreement,
           ----------------------------
whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this Agreement.

     11.13 Entire Agreement. This Agreement (including all the schedules and
           ----------------
exhibits hereto), together with the Exhibits, Schedules, certificates and other documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

     11.14 Headings. The headings contained in this Agreement are included for
           --------
convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

     11.15 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  MedSource:             MEDSOURCE TECHNOLOGIES, LLC


                                         By: /s/ Richard J. Effress
                                             -----------------------------------
                                             Name:    Richard J. Effress
                                             Title:   Chairman


                  Transferee:            MEDSOURCE TECHNOLOGIES, INC.


                                         By: /s/ Richard J. Effress
                                             -----------------------------------
                                             Name:    Richard J. Effress
                                             Title:   Chairman


                  Transferors:           /s/ Peter J. Neidecker
                                         ---------------------------------------
                                              PETER J. NEIDECKER


                                         /s/ Sally N. Morris
                                         ---------------------------------------
                                                      SALLY N. MORRIS


                                         /s/ Sylvia N. Coors
                                         ---------------------------------------
                                                      SYLVIA N. COORS


                                         PETER J. NEIDECKER LIMITED PARTNERSHIP


                                         By: /s/ Peter J. Neidecker
                                            ------------------------------------
                                             Name:    Peter J. Neidecker
                                             Title:   General Partner


                                         PETER C. NEIDECKER IRREVOCABLE TRUST


                                         By: /s/ Peter J. Neidecker
                                            ------------------------------------
                                             Name:    Peter J. Neidecker
                                             Title:   Trustee